DECONTAMINATE INC.

Statements of Operations
For the six months Ended June 30,
(unaudited)












2019

2020









Revenue, net

 $
-

 $
-









Operating expenses






Direct costs of revenue


-


-


General and administrative




1,989


Research and development




253,000









Operating loss


-


(254,989)









Other income (expense)


-


-









Net loss

 $
-

 $
(254,989)















See accompanying notes to unaudited financial statements.